EXHIBIT 16.1

April 19, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

We have read Item 16F included in the Form 20-F of FreeSeas, Inc. to be filed with the Securities and Exchange Commission.  We agree with the statements concerning our Firm in such Form 20-F.

/s/ Sherb & Co., LLP